EXHIBIT 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2003, except for the effects of the restatement described in Note 2 for which the date is March 30, 2004, relating to the financial statements as of and for each of the two years ended December 31, 2002, which appears in Onyx Acceptance Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orange County, California
April 9, 2004